Exhibit 99.1

AlloVir and Kalaris Therapeutics Announce Agreement for

Transformational Merger to Create Company Focused on

Diseases of the Retina

Kalaris is a clinical-stage biopharmaceutical company founded by Samsara BioCapital and focused on development of TH103, a novel, differentiated and potentially transformative therapy for patients with neovascular and exudative retinal diseases

Invented by VEGF pioneer Dr. Napoleone Ferrara, TH103 has demonstrated longer-acting and increased anti-VEGF activity in head-to-head preclinical studies against aflibercept, and could potentially provide a meaningful advance in treatment in the global $14 billion branded anti-VEGF retinal market

TH103 is in a Phase 1 clinical trial in patients with neovascular age-related macular degeneration with initial data expected in Q3 2025

The combined company is expected to have a cash balance of approximately $100 million at close,

which is anticipated in Q1 2025. Transaction expected to provide cash runway into Q4 2026

Companies to host webcast today, November 8, 2024 at 8:30 a.m. ET

WALTHAM, MA and Palo Alto, CA. Nov. 08, 2024 (GLOBE NEWSWIRE) — AlloVir, Inc. (Nasdaq: ALVR) today announced that it has entered into a definitive merger agreement to combine with Kalaris Therapeutics (“Kalaris”) in an all-stock transaction (the “Merger”). Under the terms of the agreement, AlloVir will acquire 100% of the outstanding equity interest of Kalaris. Upon completion of the Merger, pre-Merger AlloVir stockholders are expected to own approximately 25.05% of the combined company and pre-Merger Kalaris stockholders are expected to own approximately 74.95% of the combined company, subject to certain adjustments described in the merger agreement. Upon closing, the combined company is expected to have approximately $100 million in cash, which is expected to be sufficient to fund the combined company’s operating expenses and capital expenditure requirements into the fourth quarter of 2026. After closing, the combined company is expected to operate under the name Kalaris Therapeutics, Inc. and trade on Nasdaq under the ticker symbol “KLRS.”

“On behalf of the AlloVir board, I am thrilled that we have entered into this transformational merger agreement with Kalaris,” said David Hallal, Chairman of the Board of AlloVir. “The combination of our financial resources, with Kalaris’ TH103 asset from the lab of the renowned Dr. Napoleone Ferrara, will help accelerate the clinical development of TH103 for neovascular age-related macular degeneration (“nAMD”) as well as other diseases such as diabetic macular edema (“DME”) and retinal vein occlusion (“RVO”). I am also looking forward to once again working with many members of the Kalaris board and management team with the goal of again ushering in a new era for the retina community by delivering an innovation for targeted VEGF inhibition.”

Kalaris is a clinical-stage biopharmaceutical company dedicated to the development and commercialization of treatments for prevalent retinal diseases, founded by Samsara BioCapital and focused on development of TH103, a novel, differentiated anti-VEGF investigational therapy. Developed by Dr. Napoleone Ferrara, TH103 is a fully humanized, recombinant fusion protein currently being evaluated in an ongoing, Phase 1 clinical trial for the treatment of nAMD, with plans to develop TH103 for other neovascular and exudative diseases of the retina. TH103 acts against VEGF as a decoy receptor and has been engineered for improved VEGF inhibition and longer retention in the retina.

“AlloVir ran a thorough and strategic process, and we believe that this transaction represents the company’s commitment to delivering value to the AlloVir stockholders,” said Diana Brainard, CEO of AlloVir. “Kalaris is strongly positioned with an innovative clinical stage asset with the potential to disrupt the large anti-VEGF market, with near-term, value-inflecting milestones and a well-credentialed management team to lead the combined company.”

“We believe that TH103 has the potential to be a meaningful advance for patients suffering from a number of neovascular and exudative retinal diseases,” said Andrew Oxtoby, CEO of Kalaris Therapeutics. “Kalaris is currently enrolling a Phase 1 clinical trial, and we look forward to reporting initial data in treatment naïve nAMD patients in the third quarter of 2025.”

Vascular endothelial growth factor A is the primary mediator and target of pathologic angiogenesis and exudation in retinal vascular diseases. Anti-VEGF agents have revolutionized treatment for these diseases, and the global market for branded anti-VEGF agents is approximately $14 billion. Available data on real-world patient outcomes has consistently failed to replicate the results from registrational clinical trials, with most of this being attributed to suboptimal compliance1,2,3,4,5. Extending the interval between injections while maintaining visual acuity in the real-world setting has been the goal to improve clinical outcomes. A novel therapeutic that could provide longer acting and increased VEGF inhibition may represent a clinically meaningful advance over the current standard-of-care.

“Napo Ferrara is a true pioneer in the anti-VEGF space, and I am grateful that he reached out to Samsara in 2019 to discuss the potentially market-changing therapy he was developing,” commented Srini Akkaraju, MD, PhD, Managing Partner of Samsara BioCapital, and Kalaris co-founder and board member. “TH103 may represent a significant advance in the treatment of multiple retinal diseases and builds on Dr. Ferrara’s legacy of developing anti-VEGF therapies over the past two decades. We are energized by the opportunity to enhance the standard-of-care and ease the treatment burden for patients.”

Building on Dr. Akkaraju’s comments, TH103 inventor and Kalaris board member Napoleone Ferrara, MD, PhD added, “This fusion protein was specifically engineered to utilize the natural configuration of important domains of VEGF Receptor 1 and has demonstrated both potent anti-VEGF activity and sustained ocular residence time in preclinical studies. This could potentially lead to enhanced durability with less frequent dosing in the clinical setting.”

Phase 1 Clinical Trial Details

Enrollment in Kalaris’ Phase 1 clinical trial of TH103 has commenced, with initial data expected in the third quarter of 2025. The clinical trial is investigating TH103 in treatment-naïve patients that have been diagnosed with nAMD. The goals of the clinical trial are to evaluate safety, PK/PD, determine a maximum tolerated dose, and assess preliminary data supporting the anti-VEGF effect of TH103 on fluid and visual acuity.

[1]	Prenner, J.L. Halperin, L.S. Rycroft, C. Disease burden in the treatment of age-related macular degeneration findings from a time-and-motion study Am J Ophthalmol. 2015; 160:725-731.e1
[2]	Varano, M. Eter, N. Winyard, S. Current barriers to treatment for wet age-related macular degeneration (wAMD): findings from the wAMD patient and caregiver survey Clin Ophthalmol. 2015; 9:2243-2250 ;
[3]

Monés, J. Singh, R.P. Bandello, F. Undertreatment of neovascular age-related macular degeneration after 10 years of anti-vascular endothelial growth factor therapy in the real world: the need for a change of mindset Ophthalmologica. 2020; 243:1-8 ;

[4]	Gohil, R. Crosby-Nwaobi, R. Forbes, A. Caregiver burden in patients receiving ranibizumab therapy for neovascular age related macular degeneration PLOS ONE. 2015; 10, e0129361
[5]	MacCumber, M.W. Yu, J.S. Sagkriotis, A. Antivascular endothelial growth factor agents for wet age-related macular degeneration: an IRIS registry analysis Can J Ophthalmol. 2023; 58:252-261

About the Proposed Transaction: Management and Governance

Following the closing of the Merger, the combined company is expected to be led by current Kalaris Chief Executive Officer Andrew Oxtoby, current Kalaris Chief Operating Officer Jeffrey Nau, PhD, MMS, and Matthew Feinsod, MD as the combined company’s Medical Lead. The combined company’s board of directors will be led by current AlloVir Chairman David Hallal, who will remain Chairman of the combined company’s board of directors. Samir Patel, MD, one of the Kalaris co-founders and the current Executive Chairman of Kalaris, is expected to become a member of the combined company’s board of directors, which is also planned to include Mr. Oxtoby, current Kalaris board member Anthony Adamis, MD, PhD, and Kalaris co-founders and current board members Napoleone Ferrara, MD, PhD, Srini Akkaraju, MD, PhD, and Mike Dybbs, PhD. Two additional members are expected to be named to the combined company’s board of directors, one to be selected by AlloVir and the other to be mutually agreed upon by the two companies. In addition to Dr. Ferrara’s expertise as a pioneer in the discovery of VEGF and anti-VEGF drug development, several board members bring significant experience from the field of retinal disease, with Mr. Hallal, Dr. Patel, and Dr. Adamis all previously holding executive positions at a number of ophthalmology biotechnology companies over the past 20 years.

The transaction has been approved by the Boards of Directors of both companies and is expected to close in the first quarter of 2025, subject to approvals by the stockholders of each company, the expiration or termination of the waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the effectiveness of a registration statement to be filed with the SEC to register the shares of AlloVir common stock to be issued in connection with the merger, AlloVir having a minimum of $95.0 million of net cash as of the closing, and other customary closing conditions. In connection with the Merger, directors, officers, and certain stockholders of AlloVir and Kalaris have executed support agreements, pursuant to which they have agreed to vote all of their shares of capital stock in favor of the Merger.

Leerink Partners is serving as exclusive financial advisor to AlloVir, and Goodwin Procter LLP is serving as legal counsel to AlloVir. Wilmer Cutler Pickering Hale and Dorr LLP is serving as legal counsel to Kalaris.

Webcast Presentation

The companies will host a webcast presentation to discuss the proposed transaction today, November 8th at 8:30 a.m. ET. Listeners can register for the webcast via this LINK. Those who plan on participating are advised to join 15 minutes prior to the start time. A replay of the webcast will also be available via AlloVir’s investor website approximately two hours after the webcast’s conclusion.

About AlloVir

AlloVir is an allogeneic T cell immunotherapy company that was focused on restoring natural immunity against life-threatening viral diseases in pediatric and adult patients with weakened immune systems.

About Kalaris

Kalaris is a clinical-stage biopharmaceutical company founded by Samsara BioCapital, dedicated to the development and commercialization of treatments for prevalent retinal diseases with major unmet medical needs, such as neovascular Advanced Macular Degeneration (nAMD), Diabetic Macular Edema (DME), and Retinal Vein Occlusion (RVO).

About Samsara BioCapital

Founded in 2017, Samsara BioCapital is a leading biotech investment firm focused on translating cutting-edge biology into new transformative medicines to treat patients with unmet medical needs. Samsara takes a patient capital, long-term view to value creation across all stages of private and public life science companies and believes in a collaborative, hands-on approach, working closely with entrepreneurs to harness exciting scientific advances and build companies. Samsara’s goal is to work closely with a few of the next great biotech companies over a period of 10-20 years and invest across their full growth cycle. The Samsara team has deep expertise in biotech with significant experience working together prior to founding the firm. The team is led by Srini Akkaraju who has over twenty-five years of industry experience and an MD, PhD in Immunology from Stanford University.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, express or implied statements regarding the structure, timing and completion of the proposed merger by and between AlloVir and Kalaris; the combined company’s listing on Nasdaq after the closing of the proposed merger; expectations regarding the ownership structure of the combined company; expectations regarding the structure, timing and completion of any bridge financing, including investment amounts from investors; the anticipated timing of the closing; the expected executive officers and directors of the combined company; timing of closing, expected proceeds and impact on ownership structure; each company’s and the combined company’s expected cash position at the closing and cash runway of the combined company following the proposed merger and any bridge financing; the future operations of the combined company, including research and development activities; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company, including expectations around market exclusivity and intellectual property protection; the location of the combined company’s corporate headquarters; anticipated clinical drug development activities and related timelines, including the expected timing for announcement of data and other clinical results; expectations regarding the therapeutic benefits, clinical potential and clinical development of TH103; and other statements that are not historical fact. All statements other than statements of historical fact contained in this communication are forward-looking statements. These forward-looking statements are made as of the date they were first made, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. There can be no assurance that future developments affecting AlloVir, Kalaris, the proposed merger or any bridge financing will be those that have been anticipated.

Forward-looking statements are subject to a number of important risks and uncertainties, many of which involve factors or circumstances that are beyond AlloVir’s and Kalaris’ control. Actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (i) the risk that the conditions to the closing are not satisfied, including the failure to timely obtain stockholder approval for the proposed merger from both AlloVir’s and Kalaris’ stockholders, if at all; (ii) uncertainties as to the timing of the consummation of the proposed merger and the ability of each of AlloVir and Kalaris to consummate the proposed merger; (iii) risks related to AlloVir’s continued listing on Nasdaq until closing of the proposed merger; (iv) risks related to AlloVir’s and Kalaris’ ability to manage their operating expenses and their expenses associated with the proposed merger pending the closing, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed merger; (vii) the risk that as a result of adjustments to the exchange ratio, AlloVir stockholders and Kalaris stockholders could own more or less of the combined company than is currently anticipated; (viii) risks related to the market price of AlloVir’s common stock relative to the value suggested by the exchange ratio; (ix) unexpected costs, charges or expenses resulting from the proposed merger; (x) competitive responses to the proposed merger; (xi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; (xii) the uncertainties associated with Kalaris’ product candidates, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the completion of clinical trials; (xiii) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance these product candidates; (xiv) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (xv) risks related to the failure to realize any value from product candidates being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (xvi) the ability to obtain, maintain, and protect intellectual property rights related to product candidates; (xvii) changes in regulatory requirements and government incentives; (xviii) competition; (xix) risks associated with the possible failure to realize, or that it may take longer to realize than expected, certain anticipated benefits of the proposed merger, including with respect to future financial and operating results; (xx) the risk of involvement in litigation, including securities class action litigation, that could divert the attention of the management of AlloVir or the combined company, harm the combined company’s business and may not be sufficient for insurance coverage to cover all costs and damages; and (xxi) the risk that any bridge financing is not consummated prior to the closing, among others. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in AlloVir’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC, subsequent Quarterly Reports on Form 10-Q filed with the SEC, and in other filings that AlloVir makes and will make with the SEC in connection with the proposed merger, including the Form S-4 and Proxy Statement described below under “Additional Information and Where to Find It.” You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Each of AlloVir and Kalaris expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based, except as required by law. This communication does not purport to summarize all of the conditions, risks and other attributes of an investment in AlloVir or Kalaris.

No Offer or Solicitation

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities nor a solicitation of any vote or approval with respect to the proposed merger or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

This communication relates to the proposed merger involving AlloVir and Kalaris and may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed merger, AlloVir intends to file relevant materials with the SEC, including a registration statement on Form S-4 (the “Form S-4”) that will contain a proxy statement (the “Proxy Statement”) and prospectus. This communication is not a substitute for the Form S-4, the Proxy Statement or for any other document that AlloVir may file with the SEC and or send to AlloVir’s stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF ALLOVIR ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ALLOVIR, THE PROPOSED MERGER AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the Form S-4, the Proxy Statement and other documents filed by AlloVir with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by AlloVir with the SEC will also be available free of charge on AlloVir’s website at www.allovir.com, or by contacting AlloVir’s Investor Relations at ir@allovir.com.

Participants in the Solicitation

AlloVir, Kalaris, and their respective directors and certain of their executive officers and other members of management may be considered participants in the solicitation of proxies from AlloVir’s stockholders with respect to the proposed merger under the rules of the SEC. Information about the directors and executive officers of AlloVir is set forth in its Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on March 15, 2024, subsequent Quarterly Reports on Form 10-Q , the definitive proxy statement for AlloVir’s 2024 annual meeting of stockholders, which was filed with the SEC on April 23, 2024 and other documents that may be filed from time to time with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitations, including about the directors and executive officers of Kalaris, and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Form S-4, the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.

AlloVir Media and Investor Contact:

ir@allovir.com

Kalaris Therapeutics Investor Contact:

Corey Davis, Ph.D.

LifeSci Advisors

+1 212 915 2577

cdavis@lifesciadvisors.com

Samsara BioCapital Contact:

Taylor Ingraham / Kylie Souder

ASC Advisors

tingraham@ascadvisors.com / ksouder@ascadvisors.com

+1 203 992 1230